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Cardica, Inc

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Cardica Issues Statement Regarding 2014 Annual Meeting of Stockholders

REDWOOD CITY, Calif., Nov. 24, 2014 – Cardica (Nasdaq: CRDC) today issued the following statement regarding its 2014 Annual Meeting of Stockholders:

Cardica’s Board of Directors is pleased that Broadfin Capital LLC (“Broadfin”) has decided to work constructively with Cardica by ending the proxy contest and has instead decided to support the five nominees on Cardica’s slate for election to the Board of Directors. After the 2014 Annual Meeting, Cardica’s Board of Directors will comprise Broadfin’s director nominees and Cardica’s slate of five nominees.

Cardica greatly appreciates the work of its existing Board members who form a strong Board of Directors overseeing management in solving the many challenges of a company developing innovative technical products. Now, the best course of action is to welcome the Broadfin director nominees and move forward on devoting Cardica’s resources and attention on improving the performance of the MicroCutter XCHANGE 30®. Cardica is now able to do that with the actions the Board announced on November 18, 2014, precipitating Broadfin’s announcement on Friday, November 21, 2014.

The Board is confident that its continuing directors will work constructively with Broadfin’s director nominees following the annual meeting to achieve the mutual goal of creating stockholder value for all Cardica stockholders.

Cardica has or will be sending to its stockholders a new proxy card that will only have the names of Cardica's five nominees who are continuing to stand for reelection: Bernard A. Hausen, M.D., Ph.D.; William P. Moffitt, III; Gary S. Petersmeyer; John Simon, Ph.D.; and William H. Younger, Jr. Stockholders who have already voted their proxy card do not need to vote again, and their votes with respect to Messrs. Kevin T. Larkin, Richard P. Powers and Jeffrey L. Purvin will simply have no effect.

Important Information

Cardica has filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement relating to Cardica’s 2014 Annual Meeting of Stockholders. Stockholders are urged to read the proxy statement and any related documents when they become available as they contain important information. Stockholders may obtain free copies of these documents and other documents filed with the SEC by Cardica at the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Cardica’s website at www.cardica.com. Stockholders may also contact McKenzie Partners with questions or requests for additional copies of the proxy materials by calling toll free at (800) 322-2885. Cardica’s directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Information regarding the names and special interests of these directors and executive officers in proxy solicitation is or will be included in the proxy statement described above.

Contact

Bob Newell, Vice President, Finance and Chief Financial Officer

(650) 331-7133

investors@cardica.com

or

James Golden / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449